Exhibit 10.1

NOTE AND WARRANT PURCHASE AGREEMENT

This NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) dated December 31, 2021 (the “Closing Date”) is entered into by and among Sow Good Inc., a Nevada corporation (the “Company”) and the parties indicated as Purchasers on one or more counterpart signature pages hereof (each of which is a “Purchaser,” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, its unsecured 2021 Promissory Notes (the “Notes”) and warrants to purchase its common stock, par value $.001 (the “Warrants”) as more fully described in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser hereby agree as follows:

Section 1.                Closing; Closing and Post-Closing Deliveries.

(a)               On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase the aggregate value of Notes as indicated on their counterpart signature page hereto (the “Subscription Amount”) in the form of unsecured promissory note attached as Exhibit A hereto, and the number of Warrants obtained by dividing such Subscription Amount by $100,000, multiplied by 15,000 and rounding down to the nearest share in the form attached as Exhibit B hereto (the consummation of such transaction, the “Closing”).

(b)               At the Closing, each Purchaser shall deliver to the Company (i) such Purchaser’s Subscription Amount via wire transfer of immediately available funds, and (ii) and this Agreement duly executed by such Purchaser.

(c)               (i) At the Closing, the Company shall deliver to each Purchaser this Agreement duly executed, and (ii) promptly following acceptance of the Subscription Amounts, the Company shall deliver to each Purchaser the Notes and Warrants (it being acknowledged the Company shall have a reasonable time for its counsel to prepare and distribute such Notes and Warrants).

Section 2.                Closing Conditions.

(a)               The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)                 all representations and warranties of the Purchasers contained herein shall have been accurate in all material respects when made and on the Closing Date;

(ii)              the Company shall have obtained all necessary “blue sky” law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer, sale and issuance of the Notes and Warrants, and any shares of common stock underlying the Warrants (such shares, the “Underlying Shares”); and

(iii)            each Purchaser shall have delivered all of the items set forth in Section 1(b) of this Agreement.

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(b)               The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)                 all representations and warranties of the Company contained herein shall have been accurate in all material respects when made and on the Closing Date; and

(ii)              the Company shall have delivered the items set forth in Section 1(c)(i) of this Agreement.

Section 3.                Representations and Warranties of the Company. The Company represents and warrants to the Purchasers as follows:

(a)               The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in a material adverse effect.

(b)               This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c)               The Notes and the Warrants, when issued, will be duly authorized and validly issued. The Underlying Shares, when issued, will be duly authorized, validly issued, fully paid and nonassessable, and will have the rights, preferences, and privileges specified in the certificate of incorporation of the Company.

(d)               The Company’s Board of Directors has approved this Agreement and the transactions contemplated by this Agreement to the extent required by the laws, regulations and policies of the State of Nevada, and such laws, regulations and policies do not require that the Company’s stockholders approve the Agreement and the transactions contemplated by the Agreement.

Section 4.                Representations and Warranties of the Purchasers. Each of the Purchasers, severally and not jointly, represents and warrants to the Company as follows:

(a)               The Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser.

(b)               The Purchaser is an “Accredited Investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

(c)               The Purchaser is purchasing the Notes and Warrants for the Purchaser’s own account, for investment purposes only and not with a present intention of entering into or making any subsequent sale, assignment, conveyance, pledge, hypothecation or other transfer thereof.

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(d)               The Purchaser has no need for liquidity in the Purchaser’s investment in the Notes and Warrants and understands that there are restrictions on the subsequent resale or other transfer of the Notes or Warrants.

(e)               The Purchaser is familiar with the business in which the Company is engaged, and based upon their knowledge and experience in financial and business matters, they are is familiar with the investments of the type that they are undertaking to purchase; they are fully aware of the problems and risks involved in making an investment of this type; and they are capable of evaluating the merits and risks of this investment.

(f)                The Purchaser acknowledges that, prior to executing this Agreement, he or she has had the opportunity to ask questions of, and receive satisfactory answers from, representatives of the Company, about the Company and the Notes and Warrants and Underlying Shares and any additional information deemed necessary by the Purchaser to verify the accuracy and adequacy of any written information provided to the Purchaser by the Company. Such Purchaser further acknowledges the availability of the Company’s SEC reports, specifically include the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

(g)               The Purchaser understands that the Notes and Warrants, and when issued the Underlying Shares, purchased by the Purchaser are deemed “restricted securities” as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), and they may not be sold, assigned, conveyed, pledged, hypothecated or otherwise transferred by a holder thereof except pursuant to Rule 144, pursuant to an effective Registration Statement registering the Notes, Warrants and/or Underlying Shares under the Securities Act or pursuant to any other available exemption from the registration requirements of the Securities Act then in effect. Further, the following legends (or similar language) shall be placed on such certificate(s) representing the Notes, Warrants and/or Underlying Shares:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] HAS [NOT] BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THEY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THEY MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE SAID ACT OR LAWS, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT REGISTRATION IS NOT REQUIRED THEREUNDER.

(h)               This Agreement constitutes a binding obligation of the Purchaser enforceable against it, him or her in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(i)                 No state, federal or foreign regulatory approvals, permits, licenses or consents or other contractual or legal obligations are required with respect to the Purchaser in order for the Purchaser to enter into this Agreement or purchase the Notes, Warrants and/or Underlying Shares.

(j)                 Such Purchaser is not purchasing the Notes and Warrants as a result of any advertisement, article, notice or other communication regarding the Notes, Warrants, Underlying Shares or any other securities of the Company published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. Such Purchaser has a pre-existing relationship with the Company.

(k)               Each Purchaser understands that nothing in the Company’s SEC filings, this Agreement, or any other materials presented to the Purchaser in connection with the purchase and sale of the Notes and Warrants constitutes legal, tax or investment advice. Each Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Notes and Warrants.

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(l)                 Other than consummating the transactions contemplated hereunder, each Purchaser has not, nor has any person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales of the securities of the Company during the period commencing as of the time that such Purchaser first received information regarding the transaction contemplated in this Agreement (written or oral) from the Company or any other person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other persons party to this Agreement, each Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(m)             Each Purchaser acknowledges that certain statements included in this investor presentation provided in connection with this Agreement are “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties. Each Purchaser acknowledges that the Company has based these statements on its expectations about future events, but such statements and projections are subject to numerous known and unknown risks and uncertainties. Each Purchaser acknowledges that the Company cannot assure the Purchasers that these expectations will be achieved and that the Company's actual results may differ materially from what it currently expect. Each Purchaser further acknowledges that the comparisons provided of market capitalization value and other sector information is provided for reference only and the Company cannot assure the Purchasers that similar results will be obtained by the Company.

Section 5.                Covenants.

(a)               If the Company or the Purchasers determines a filing is or may be required under applicable law in connection with the transactions contemplated hereunder, the Company and the Purchasers shall use reasonable best efforts to promptly prepare and file all necessary documentation and to effect all applications that are necessary or advisable under applicable law with respect to the transactions contemplated hereunder so that any applicable waiting period shall have expired or been terminated as soon as practicable after the date hereof.

(b)               The Purchasers shall not issue any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby without the prior consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, except with respect to the filing by the Purchasers of any Schedule 13D or Schedule 13G, or any amendments thereto, to which a copy of this Agreement may be attached as an exhibit thereto.

(c)               With a view to making available to the Purchasers the benefits of certain rules and regulations of the Securities and Exchange Commission (“SEC”) which may permit the sale of the Notes, Warrants and/or Underlying Shares to the public without registration, the Company agrees to use its reasonable efforts to file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. The Company will otherwise take such further action as a Purchaser may reasonably request, all to the extent required from time to time to enable such Purchaser to sell the Notes, Warrants and Underlying Shares without registration under the Securities Act or any successor rule or regulation adopted by the SEC.

(d)               So long as a Purchaser owns any of the Warrants or Underlying Shares, the Company will use its reasonable efforts to maintain the quotation of its common stock on the OTCQB or OTCQX, each as administered by OTC Markets Group or, in lieu thereof, on a national securities exchange and will comply in all material respects with the Company’s reporting, filing and other obligations under the rules of any such market or exchange, as applicable.

(e)               The Company shall use the net proceeds from the sale of the Notes and Warrants hereunder primarily for working capital purposes and to fund the general corporate purposes of the Company.

(f)                Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced by the Company. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Purchaser will maintain the confidentiality of the existence and terms of this transaction.

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Section 6.                Survival. The representations and warranties of the Company and the Purchasers contained in this Agreement or in any certificate delivered hereunder shall survive the Closing hereunder.

Section 7.                Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (a) on the date delivered if delivered in person, (b) on the date of delivery if delivered by facsimile or email during business hours, or on the next business day if delivered by facsimile or email outside of business hours, in each case upon confirmation of receipt, (c) on the third (3rd) business day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (d) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

If to the Company:
Sow Good Inc.
1440 North Union Bower Rd.
Irving, TX 75061
Attention: Claudia Goldfarb
Email: claudia@sowginc.com

With a copy to:
Stinson LLP
50 South Sixth Street Suite 2600
Minneapolis, MN 55402
Attention: Jill R. Radloff
Email: jill.radloff@stinson.com

If to the Purchasers, as provided on the applicable signature pages hereto.

Or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 7.

Section 8.                Entire Agreement. This Agreement embodies the entire agreement and understanding, and supersedes all prior agreements and understandings, between the parties hereto with respect to in respect of the subject matter contained herein. No party to this Agreement shall have any legal obligation to enter into the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

Section 9.                Indemnification. To the fullest extent permitted by law, each party hereto hereby agrees to indemnify and hold harmless the other party, its affiliates, and their respective directors, officers and authorized agents from and against any and all losses, claims, damages, expenses and liabilities relating to or arising out of any breach of any representation, warranty, covenant or undertaking made by or on behalf of such party in this Agreement.

Section 10.            Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by and construed in accordance with the internal laws of the State of Nevada (other than its rules of conflict of laws to the extent the application of the laws of another jurisdiction would be required thereby).

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Section 11.            WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

Section 12.            Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party.

Section 13.            Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect under the applicable law of any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

Section 14.            Miscellaneous.

(a)               Notwithstanding any term to the contrary herein, no person other than the Company or the Purchasers, or their respective successors, shall be entitled to rely on and/or have the benefit of, as a third party beneficiary or under any other theory, any of the representations, warranties, agreements, covenants or other provisions of this Agreement.

(b)               The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

(c)               This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument. This Agreement may be executed by facsimile, .pdf or electronic signature and a facsimile, .pdf or electronic signature shall constitute an original for all purposes.

(d)               The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of this Agreement. The Company has elected to provide all Purchasers with the same terms and this Agreement for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

[Signature page follows]

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[SIGNATURE PAGES FOR PURCHASERS ON FILE WITH COMPANY AND WILL BE PROVIDED TO THE COMMISSION UPON REQUEST]

[Purchaser Signature Page – Note Purchase Agreement (December 2021) (Sow Good Inc.)]

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LIST OF PURCHASERS

PURCHASER	PRINCIPAL NOTES AMOUNT
Ira and Claudia Goldfarb	$ 1,500,000.00
Lyle Berman Revocable Trust	$ 500,000.00
Cesar Gutierrez Living Trust	$ 75,000.00
Bradley Burke	$ 25,000.00

[Purchaser Signature Page – Note Purchase Agreement (December 2021) (Sow Good Inc.)]

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ACCEPTED:

Sow Good Inc.

By:
Name:	Claudia Goldfarb
Title:	Chief Executive Officer

[Company Signature Page – Note Purchase Agreement (December 2021) (Sow Good Inc.)]

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EXHIBIT A

FORM OF PROMISSORY NOTE

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EXHIBIT B

FORM OF WARRANT

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